                                                                    EXHIBIT 99.1

Contacts:

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Amy Wright                                    Birgit Riepe
Clarent Corporation                           Blanc & Otus Public Relations
(650) 481-1743                                (773) 394-0370
amy@clarent.com                               briepe@blancandotus.com
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Eileen J. Morcos
Hill and Knowlton Investor Relations
Phone: (323) 966-5748
Emorcos@hillandknowlton.com
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            Clarent Corporation Completes Acquisition of ACT Networks

     Union Enhances Clarent's Technology Base, Distribution Channels and
                        Worldwide Revenue Opportunities


REDWOOD CITY, California, August 10, 2000 -- Clarent(TM) Corporation (Nasdaq:
CLRN), a worldwide leader in providing carrier-grade, phone-to-phone Internet Protocol (IP) telephony solutions announced today the completion of its acquisition of ACT Networks of Calabasas, California, in a transaction valued at approximately $142 million. Clarent will issue 4,430,356 shares of Clarent stock to ACT Networks' stockholders in exchange for all outstanding ACT Networks common stock. Clarent will also assume outstanding options to purchase ACT common stock having an estimated value of $26 million.

         The ACT Networks acquisition further strengthens Clarent's leadership position in providing end-to-end intelligent, software-driven communications solutions for next-generation IP networks. The integration of ACT Networks' products, including a comprehensive family of voice and data access equipment with fully integrated command and control software, enables service providers and enterprise customers to build scalable, cost-effective, and easy to manage IP telephony networks.

         In addition to these integrated access devices (IADs), ACT Networks brings to Clarent a significant installed base of service provider, enterprise and OEM customers, including IDT,

                                    -more-

Impsat, Lucent Technologies and Marconi Communications. ACT's worldwide distribution channel and its superior team of packet telephony engineers in the US and Canada are also considered major assets that will contribute to the development of Clarent's future business.

         "We are proud to welcome the ACT Networks team to the Clarent family. Our new ACT Networks employees are incredibly talented and experienced, and will be a tremendous asset to Clarent," said Clarent's CEO and President, Jerry Chang. "The expanded Clarent product line provides the robust, flexible, intelligent software-driven platform for next-generation communications networks. Our customers around the globe can immediately implement our products and services to roll out new features to rapidly expand their revenue opportunities."

         "We are excited to be part of the Clarent family," said Andre de Fusco, former president and CEO of ACT Networks, and now President of Clarent's ACT Networks Division. "ACT Networks is a pioneer of packet voice technology and multiservice network access systems. We believe that the integration of our products with Clarent's suite of command and control software will bridge the chasm between in-place legacy networks and the next generation of IP-based integrated services. Our objective is to enable service providers to deploy cost-effective, scalable end-to-end IP communications networks. The Clarent solution is currently the state-of-the-art of this technology."

         ACT Networks is now a wholly owned subsidiary of Clarent and is located in Calabasas, CA.

Forward Looking Language

         This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks relating to losses of key personnel or inability to introduce new products. In addition, statements in this press release relating to the expected benefits of the contemplated acquisition (including revenue opportunities) are subject to risks relating to the timing and successful completion of technology and product development efforts, integration of the development activities between the companies, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors described in the most recent periodic reports filed by Clarent with the SEC.

About Clarent Corporation

         Clarent Corporation (NASDAQ: CLRN) is the world leader* in providing intelligent, software-driven products for new generation, IP-based communications networks. Clarent solutions enable interconnection among communications service providers' disparate networks and foster the creation of global footprints for more than 260 telecom service providers worldwide, including AT&T, NTT and China Telecom. Clarent's software platform encourages innovation by allowing carriers to develop a variety of new features for consumers and enterprises. Founded in 1996, Clarent is headquartered in Redwood City, Calif. and has offices in Asia, Europe, Latin America and North America. To learn more about Clarent, visit its Web site at www.clarent.com.
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Clarent is a registered trademark of Clarent Corporation in the United States and other jurisdictions. All other company or product names mentioned may be trademarks or registered trademarks of the respective companies with which they are associated.

*More minutes travel across Clarent-enabled networks worldwide than those of any other equipment supplier. "IP Telephony Clearinghouses - A New Business Model", November 1999, iLocus, a division of Cape Saffron Ltd., a research group focused on the IP telephony industry, http://www.ilocus.com.